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                                 EXHIBIT 23.02




         CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors and Shareholders
PharmChem Laboratories, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the PharmChem Laboratories, Inc. and subsidiary's (the Company's) previously filed Registration Statements (File numbers 33-45481, 33-64770 and 333-36885) on Form S-8. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.


                                            Arthur Andersen LLP

San Jose, California
March 25, 1999